                                                                    EXHIBIT 3.26

                          VIASTAR SERVICES CORPORATION

                             ARTICLES OF CONVERSION

      Pursuant to the provisions of Article 5.17 of the Texas Business Corporation Act and Section 2.15 of the Texas Revised Limited Partnership Act, the undersigned converting entity certifies the following Articles of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act and the Texas Revised Limited Partnership Act.

      1. A Plan of Conversion was approved and adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the conversion of Viastar Services Corporation, a corporation incorporated under the Texas Business Corporation Act to Viastar Services, LP, a Texas Limited Partnership.

      2. An executed Plan of Conversion is on file at the principal place of business of the converting entity at 2700 S. Kaufman, Ennis, TX 75119 and, from and after the conversion, an executed Plan of Conversion will be on file at the principal place of business of the converted entity at 8158 Adams Drive, Liberty Centre, Building 200, Hummelstown PA 17036.

      3. A copy of the Plan of Conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

      4. The approval of the Plan of Conversion was duly authorized by all action required by the laws under which Viastar Services Corporation is incorporated and by its constituent documents. The number of outstanding shares of each class or series of stock of Viastar Services Corporation entitled to vote, with other shares or as a class, on the Plan of Conversion are as follows:

NUMBER OF SHARES OUTSTANDING     CLASS OR SERIES    NUMBER OF SHARES ENTITLED TO VOTE
                                                    AS A CLASS OR SERIES
500,000                             Common                500,000

      5. The number of shares, not entitled to vote only as a class, voted for and against the Plan of Conversion, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan of Conversion, are as follows:

                                                              NUMBER OF SHARES ENTITLED
                                                              TO VOTE AS A CLASS OR SERIES
TOTAL VOTED FOR   TOTAL VOTED AGAINST    CLASS OR SERIES     VOTED FOR      VOTED AGAINST
500,000                      0               Common               0                0

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      6. Two copies of the Certificate of Limited Partnership of Viastar
Services, LP which is to be created pursuant to the Plan of Conversion are being filed with the Secretary of State with the Articles of Conversion.

      7. The converted entity, Viastar Services, LP, will be responsible for the payment of all fees and taxes of the converting entity, Viastar Services Corporation, hereunder and the converted entity will be obligated to pay such fees and franchise taxes if the same are not timely paid.

      8. The conversion shall be effective on September 10, 2001.


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      IN WITNESS WHEREOF, the undersigned has executed these Articles of
Conversion of Viastar Services Corporation on the 31st day of August, 2001

                                      VIASTAR SERVICES CORPORATION

                                      By:  /s/ Claudia F. Wiegand
                                           -----------------------
                                      Name: Claudia F. Wiegand
                                      Title: Vice President

                   [SIGNATURE PAGE TO ARTICLES OF CONVERSION]
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                     OFFICE OF THE SECRETARY OF STATE
                     CORPORATIONS SECTION
                     P.O. BOX 13697
                     AUSTIN, TEXAS 78711-3697

                       CERTIFICATE OF LIMITED PARTNERSHIP

      1.    The name of the limited partnership is Viastar Services, LP.

      2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient) 350 N. St. Paul Street, Dallas, TX 75201 and the name of its proposed registered agent in Texas at such address is CT Corporation System.

      3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 8158 Adams Drive, Liberty Centre, Building 200, Hummelstown, PA 17036.

      4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

            NAME                   MAILING ADDRESS               STREET ADDRESS
                                   (include city,               (include city,
                                   state, zip code)             state, zip code)
            TransCore Commercial   11000 SW Stratus, Suite 100        Same
            Services, Inc.         Beaverton, OR 97008

      5. The filing of the Certificate of Limited Partnership shall become effective on September 10, 2001.

            Dated Signed: 9/6, 2001      VIASTAR SERVICES, LP
                                         By: TransCore Commercial Services,
                                             Inc.

                                             By: /s/ Claudia F. Wiegand
                                                 ----------------------
                                                 Claudia F. Wiegand, Vice
                                                 President

      6. The Converting Entity is Viastar Services Corporation at 2700 S. Kaufman, Ennis, TX 75119, which was a corporation incorporated under the Texas Business Corporation Act. Viastar Services Corporation is a Texas Corporation organized on 09/30/1987.

      7. The converted entity is being created pursuant to the plan of conversion.